                                                                  EXHIBIT 3.25



                          CERTIFICATE OF INCORPORATION
                                       OF
                         MAXUM HEALTH MANAGEMENT CORP.

                            -----------------------

       The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirement of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

       FIRST: The name of the corporation (hereinafter called the "Corporation") is:

                        MAXUM HEALTH MANAGEMENT CORP.

       SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the state of Delaware is 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

       THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

       FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000). The par value of each such shares is $.01. All such shares are of one class and are shares of Common Stock.

       FIFTH: The name and the mailing address of the incorporator are as follows:

                         Mark A. Solls
                         14850 Quorum Drive, Suite 400
                         Dallas, Texas 75240

       SIXTH:  The Corporation is to have perpetual existence.


       I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make and file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 24th day of February, 1993.

                               INCORPORATOR:



                               /s/ MARK A. SOLLS
                               -----------------
                               Mark A. Solls

                                                   STATE OF DELAWARE
                                                  SECRETARY OF STATE
                                               DIVISION OF CORPORATIONS
                                               FILED 09:00 AM 06/21/1996
                                                  960182441 - 2327544






                   CERTIFICATE OF RESTORATION AND REVIVAL OF
                       CERTIFICATE OF INCORPORATION OF
                        MAXUM HEALTH MANAGEMENT CORP.


It is hereby certified that:

        1. The name of the corporation (hereinafter called the "corporation") is Maxum Health Management Corp.

        2. The corporation was organized under the provisions of the General Corporation Law of the State of Delaware. The date of filling of its original certificate of incorporation with the Secretary of State of the State of Delaware is March 1, 1993.

        3. The address, including the street, city, and county, of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows: Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle.

        4. The corporation hereby procures a restoration and revival of its certificate of incorporation, which became inoperative by law on March 1, 1995 for failure to file annual reports and non-payment of taxes payable to the State of Delaware.

        5. The certificate of incorporation of the corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Restoration and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be restored and revived and shall become fully operative on February 28, 1995.

       Signed on the 21st day of June, 1996.


                                              MAXUM HEALTH MANAGEMENT CORP.




                                              By: /s/ DON G. HICKS
                                                 ---------------------------
                                                  Don G. Hicks
                                                  Assistant Secretary and Chief
                                                  Accounting Officer

                                                         STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 03:00 PM 10/18/1996
                                                       960303535 - 2327544





                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                        MAXUM HEALTH MANAGEMENT CORP.




        MAXUM HEALTH MANAGEMENT CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware, does hereby certify:



        FIRST: The amendment to the Certificate of Incorporation of Maxum Health Management Corp. set forth in the following resolution was duly approved and adopted by the written consent of the sole director of Maxum Health Management Corp. in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware; and

        SECOND: The amendment to the Certificate of Incorporation of Maxum Health Management Corp. was approved by the written consent of the sole stockholder of Maxum Health Management Corp. in accordance with the provisions of Section 228 of the General Corporation Law of the state of Delaware;

               FIRST: The name of the corporation (hereinafter called the "Corporation") is DIAGNOSTIC SOLUTIONS CORP."

        THIRD: The amendment to the Certificate of Incorporation of Maxum Health Management Corp. was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the state of Delaware.

        IN WITNESS WHEREOF, Maxum Health Management Corp. has caused this Certificate to be signed by its duly authorized officer on this 17th day of October, 1996.


                                        MAXUM HEALTH MANAGEMENT CORP.


                                        BY:  /s/ E. LARRY ATKINS
                                           ---------------------------------
                                             E. Larry Atkins, President and
                                             Chief Executive Officer

                  CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                     AND

                              REGISTERED OFFICE


                                  * * * * *





      DIAGNOSTIC SOLUTIONS CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

      The Board of Directors of DIAGNOSTIC SOLUTIONS CORP. adopted the following resolution on the January 2, 1998.

      Resolved, that the registered office of DIAGNOSTIC SOLUTIONS CORP. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

      IN WITNESS WHEREOF, DIAGNOSTIC SOLUTIONS CORP. has caused this statement to be signed by Brian G. Drazba, its S.V.P. of Finance & Controller this 16th day of January, 1998

                                                         /s/ B. G. DRAZBA
                                                        -----------------------


 (DEL. - 264 - 6/15/94)

                                            STATE OF DELAWARE
                                            SECRETARY OF STATE
                                          DIVISION OF CORPORATIONS
                                          FILED 01:30 PM 01/21/1998
                                            981024811 - 2327544